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                           FOUNDATION HEALTH SYSTEMS, INC.
                             1998 STOCK OPTION PLAN
                    (AS AMENDED AND RESTATED ON MAY 4, 2000)

                                 I. INTRODUCTION

         The purposes of the Foundation Health Systems, Inc. Amended 1998 Stock Option Plan (the "Plan") are (i) to align the interests of the stockholders of Foundation Health Systems, Inc. (the "Company") and the recipients of awards under the Plan by increasing the proprietary interest of such recipients in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining employees and directors of the Company and its subsidiaries and (iii) to motivate such employees and directors to act in the long-term best interests of the Company's stockholders.

                                 II. DEFINITIONS

         For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

2.1 "Agreement" shall mean the written agreement or notice evidencing an award hereunder, the terms of which may be amended or modified as provided in
Section 6.3.

2.2      "Board" shall mean the Board of Directors of the Company.

2.3 "Bonus Stock" shall mean shares of Common Stock which are not subject to a Restriction Period.

2.4      "Bonus Stock Award" shall mean an award of Bonus Stock.

2.5      "Code" shall mean the Internal Revenue Code of 1986, as amended.

2.6 "Committee" shall mean the Compensation and Stock Option Committee of the Board.

2.7 "Common Stock" shall mean the Class A Common Stock, $.001 par value, of the Company.

2.8 "Company" shall mean Foundation Health Systems, Inc., a Delaware corporation, or any successor thereto.

2.9 "Disability" shall mean the inability, as determined solely by the Committee, of the holder of an award to perform substantially such holder's duties and responsibilities for a continuous period of at least six months.

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2.10     "Employer" shall mean the Company and each Subsidiary.

2.11 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

2.12 "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

2.13 "Fair Market Value" shall mean the closing price of a share of Common Stock as reported in THE WALL STREET JOURNAL on the New York Stock Exchange Composite Transactions list for the date as of which such value is being determined or, if there shall be no reported transaction for such date or if such date is not a trading day, on the next immediately preceding date for which a transaction was reported or which was a trading day; PROVIDED, HOWEVER, that Fair Market Value may be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

2.14 "Mature Shares" shall mean previously acquired shares of Common Stock for which the holder thereof has good title, free and clear of all liens and encumbrances and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

2.15 "Maturity Value" shall mean, unless the Committee shall determine otherwise, the average of the Fair Market Value of a share of Common Stock for a period of sixty consecutive trading days ending on the Valuation Date with respect to each Restricted Stock Award, or if the Valuation Date is not a trading day, the sixty consecutive trading days ending on the last trading day before the Valuation Date.

2.16 "Merger" shall mean any merger of the Company in which the holders of Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving or resulting parent corporation immediately after the merger.

2.17 "Option" shall mean a stock option which is not an "incentive stock option" as such term is defined in Section 422(b) of the Code or any successor thereto.

2.18     "Permanent and Total Disability" shall have the meaning set forth in
Section 22(e)(3) of the Code or any successor thereto.

2.19 "Restricted Stock" shall mean shares of Common Stock which are subject to a Restriction Period.

2.20     "Restricted Stock Award" shall mean an award of Restricted Stock.


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2.21     "Restriction Period" shall mean any period designated by the Committee during which the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award.

2.22 "SAR" shall mean a stock appreciation right which is granted in tandem with, or by reference to, an option (including a Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock, cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

2.23     "Securities Act" shall mean the Securities Act of 1933, as amended.

2.24     "Stock Award" shall mean a Restricted Stock Award or a Bonus Stock
Award.

2.25 "Subsidiary" shall mean any corporation other than the Company in an unbroken chain of corporations beginning with the Company if, at the time of reference, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.26     "Ten Percent Holder" shall have the meaning set forth in
Section 4.2(a).

2.27 "Valuation Date" with respect to any Restricted Stock Award shall mean the date designated in the Agreement with respect to each Restricted Stock Award pursuant to Section 5.2(a).

                       III. ELIGIBILITY AND ADMINISTRATION

3.1 ELIGIBILITY. Participants in the Plan shall consist of all employees of the Employers and members of the Board, other than "Compensation Committee" officers, as such terms are used by the Committee, as either the Board or the Committee in its sole discretion may select from time to time. The Committee's selection of an employee or director to participate in the Plan at any time shall not require the Committee or the Board to select such employee or director to participate in the Plan at any other time.


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3.2      ADMINISTRATION.

         (a) IN GENERAL. The Plan shall be administered by the Committee or, if so elected by the Board for a specific grant program, the Board. All references to the "Committee" in this Plan shall be deemed to refer to the "Board" with respect to any grant program by the Board to be so administered by the Board elected. The Committee may grant to eligible employees any one or a combination of the following awards under the Plan: (i) Options, (ii) SARs and
(iii) Stock Awards in the form of Restricted Stock or Bonus Stock. The Committee shall, subject to the terms of the Plan, select eligible key salaried employees for participation in the Plan and determine the form, amount and timing of each award to such employees and, if applicable, the number of shares of Common Stock and the number of SARs subject to such an award, the exercise price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding Options and SARs shall become exercisable in part or in full and (ii) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan, make any determinations necessary or desirable to effectuate the purposes of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations, determinations and conditions shall be final, binding and conclusive. The acts of the Committee shall be either (i) acts of a majority of the members of the Committee present at any meeting at which a majority of the Committee members is present or (ii) acts approved in writing by a majority of the members of the Committee without a meeting.

         (b) DELEGATION. The Committee may delegate some or all of its power and authority hereunder to such executive officer or officers of the Company as the Committee deems appropriate.

         (c) INDEMNIFICATION. No member of the Board of Directors or Committee, nor any executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with the Plan in good faith, and the members of the Board of Directors and the Committee and any such executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation or By-laws, and under any directors' and officers' liability insurance that may be in effect from time to time.


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3.3      SHARES AVAILABLE. Subject to adjustment as provided in Section 6.7,
5,000,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock and shares of each other class of stock which become available under the Plan shall be reduced by the sum of the aggregate number of shares of such stock then subject to awards under the Plan. To the extent that shares of Common Stock subject to an outstanding Option (except to the extent shares of Common Stock are issued or delivered by the Company in connection with the exercise of an SAR) or Stock Award are not issued or delivered by reason of the expiration, termination, cancellation or forfeiture of such award or by reason of the delivery or withholding of shares of Common Stock to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Common Stock shall again be available under the Plan. Shares of Common Stock shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

                    IV. OPTIONS AND STOCK APPRECIATION RIGHTS

4.1 OPTIONS. The Committee may, in its discretion, grant Options to purchase shares of Common Stock to such eligible employees as may be selected by the Committee.

4.2 TERMS OF OPTIONS. Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

         (a) NUMBER OF SHARES AND PURCHASE PRICE. The number of shares of Common Stock subject to an Option and the purchase price per share of Common Stock purchasable upon exercise of the Option shall be determined by the Committee; PROVIDED, HOWEVER, that the purchase price per share of Common Stock purchasable upon exercise of an Option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such Option.

         (b) OPTION PERIOD AND EXERCISABILITY. The period during which an Option may be exercised shall be determined by the Committee. The Committee may, in its discretion, establish performance measures which must be satisfied as a condition either to a grant of an Option or to the exercisability of all or a portion of an Option. The Committee shall determine whether an Option shall become exercisable in cumulative or noncumulative installments and in part or in full at any time. An exercisable Option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.


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         (c)      METHOD OF EXERCISE. An Option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanied by payment therefor in full (or arrangement made for such payment to the Company's satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of Mature Shares having an aggregate Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (D) a combination of (A) and (B) , (ii) if applicable, by surrendering to the Company any SARs which are canceled by reason of the exercise of the Option and (iii) by executing such documents as the Company may reasonably request. Cash payments shall be made by wire transfer, certified or bank check or personal check, in each case payable to the order of the Company. If payment is to be made by delivery of Mature Shares, any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. The Company shall not be required to deliver certificates for shares of Common Stock until the Company has confirmed the receipt of good and available funds in payment of the full purchase price therefor.

4.3 STOCK APPRECIATION RIGHTS. The Committee may, in its discretion, grant SARs to such eligible employees as may be selected by the Committee.

4.4 TERMS OF SARS. SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

         (a) NUMBER OF SARS AND BASE PRICE. The number of SARs subject to an award shall be determined by the Committee. The base price of an SAR shall be the purchase price per share of Common Stock of the related Option.

         (b) EXERCISE PERIOD AND EXERCISABILITY. The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Common Stock or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; PROVIDED, HOWEVER, that no SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related Option. The Committee shall determine whether an SAR may be exercised in cumulative or noncumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised only with respect to whole shares of Common Stock. Prior to the exercise of an SAR for shares of Common Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR and shall have rights as a stockholder of the Company in accordance with Section 6.11.


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         (c)      METHOD OF EXERCISE. An SAR may be exercised (i) by giving
written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are canceled by reason of the exercise of the SAR and (iii) by executing such documents as the Company may reasonably request.

4.5 TERMINATION OF EMPLOYMENT OR SERVICE. Subject to Sections 6.9 and 4.4(b), all of the terms relating to the exercise, cancellation or other disposition of an Option or SAR in the event the holder of such Option or SAR, as the case may be, is no longer employed by an Employer or serving as a member of the Board, as the case may be, whether by reason of Disability, retirement, death or other termination of employment, shall be determined by the Committee. Such determination shall be made at the time of the grant of such Option or SAR, as the case may be, and shall be specified in the Agreement relating to such Option or SAR.

                                 V. STOCK AWARDS

5.1 STOCK AWARDS. The Committee may, in its discretion, grant Stock Awards to such eligible employees and directors as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award or Bonus Stock Award.

5.2 TERMS OF STOCK AWARDS. Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

         (a) NUMBER OF SHARES AND OTHER TERMS. The Committee shall determine the number of shares of Common Stock subject to a Restricted Stock Award or Bonus Stock Award conditions. In the case of a Restricted Stock Award, the Committee shall designate a Valuation Date and shall determine the price, if any, to be paid by the holder for each share of Restricted Stock subject to the Award.

         (b) VESTING AND FORFEITURE. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Common Stock subject to such award if the holder of such award remains continuously in the employment of any one or more Employers (or continues to serve as a director on the Board) during the specified Restriction Period and satisfies any other applicable conditions and (ii) for the forfeiture of the shares of Common Stock subject to such award if the holder of such award does not remain continuously in the employment of any one or more Employers (or does not continue to serve as a director on the Board) during the specified Restriction Period or does not satisfy any other applicable condition. Bonus Stock Awards shall not be subject to any Restriction Periods.


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         (c)      SHARE CERTIFICATES. In the case of a Restricted Stock Award, during the Restriction Period, a certificate or certificates representing the award may be registered in the holder's name and may bear a legend, in addition to any legend which may be required pursuant to Section 6.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restricted Period, or upon the grant of a Bonus Stock Award, in each case subject to the Company's right to require payment of any taxes in accordance with Section 6.5, either (i) a certificate or certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award or (ii) a notation of noncertificated shares shall be made on the stock records of the Company.

         (d) RIGHTS WITH RESPECT TO THE RESTRICTED STOCK AWARDS. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award and the Plan, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; PROVIDED, HOWEVER, that a distribution with respect to shares of Common Stock, other than a regular cash dividend or any other distribution as the Committee may in its sole discretion designate, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution was made. Any such distributions on deposit with the Company shall not be segregated in separate accounts and shall not bear interest. Any breach of any restrictions, terms or conditions applicable to a Restricted Stock Award by the holder of such award shall cause a forfeiture of Restricted Stock, any related distributions, and all rights under the Agreement.

         (e) CASH AWARDS. In connection with any Restricted Stock Award, the Committee may authorize (either at the time such award is made or subsequently) the payment of a cash amount (a "Cash Award") to the holder of such Restricted Stock at any time after such Restricted Stock shall have become vested; PROVIDED, HOWEVER, that the amount of the cash payment, if any, that a holder shall be entitled to receive shall not exceed 100 percent of the aggregate Maturity Value of the Restricted Stock Award. Such Cash Awards shall be payable in accordance with such additional restrictions, terms and conditions as shall be prescribed by the Committee and shall be in addition to any other salary, incentive, bonus or other compensation


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payments which holders shall be otherwise entitled or eligible to receive from the Company.

5.3 TERMINATION OF EMPLOYMENT OR SERVICE. Subject to Section 6.9, all of the terms relating to the termination of the Restriction Period or other conditions relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award in the event the holder of such Restricted Stock Award is no longer employed by an Employer or serving as a member of the Board, as the case may be, whether by reason of Disability, retirement, death or other termination of employment, shall be specified in the Agreement relating to such Restricted Stock Award.

                                   VI. GENERAL

6.1 EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective on the date it is adopted by the Board. The Plan shall terminate when shares of Common Stock are no longer available for the grant of awards, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination.

6.2 AMENDMENTS. The Board may amend the Plan as it shall deem advisable; PROVIDED, HOWEVER, that no amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

6.3 AGREEMENT. Each award under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. In the event that the Committee determines that such procedure is necessary or desirable, an award shall be valid when an Agreement is executed by a duly authorized representative of the Company and the recipient of such award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement. In the event that the Committee determines that the procedure described in the immediately preceding sentence is not necessary or desirable, an award shall be effective upon delivery by the Company of the Agreement, and the effective date of the award shall be as set forth in such Agreement. An Agreement may be modified or amended at any time by the Committee, provided that no modification or amendment may adversely affect the rights of the holder of the award evidenced by the Agreement without the holder's consent.

6.4 NON-TRANSFERABILITY OF AWARDS. Unless otherwise specified in the Agreement relating to an award, no award (or rights thereunder) shall be transferable other than by will, the laws of descent and distribution, a qualified domestic relations order or pursuant to beneficiary designation or assignment procedures approved by the Company. Except to the extent permitted by the foregoing sentence or the Agree-

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ment relating to an award, each award may be exercised or settled during the holder's lifetime only by the holder or the holder's legal representative or similar person. Except to the extent permitted by the second preceding sentence or the Agreement relating to an award, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any such award, such award and all rights thereunder and its related Agreement shall immediately become null and void.

6.5 TAX WITHHOLDING. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. The holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date the obligation to withhold or pay taxes arises in connection with the award (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, equal to the amount necessary to satisfy any such obligation, (C) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation, (D) in the case of the exercise of an Option, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C); PROVIDED, HOWEVER, that the Company shall have sole discretion to disapprove of an election pursuant to any of clauses (B)-(E), and PROVIDED FURTHER that no shares of Common Stock shall be withheld or delivered in excess of the minimum statutory requirements with respect to such tax obligation unless such shares are Mature Shares. Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

6.6 RESTRICTIONS ON SHARES. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the exercise or settlement of such award or the delivery of shares thereunder, such award shall not be exercised or settled and such shares shall not he delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evi-


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dencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act.

6.7 ADJUSTMENT. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities available under the Plan, the number and class of securities subject to each outstanding Option and the purchase price per security, the terms of each outstanding SAR, and the number and class of securities subject to each outstanding Stock Award shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding Options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall he final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

6.8      ACCELERATION OF AWARDS.

         (a) IN GENERAL. Notwithstanding any provision in the Plan, upon the occurrence of a Change in Control, as defined below, (i) all outstanding Options and SARs shall immediately become exercisable in full and (ii) the Restriction Period applicable to any outstanding Restricted Stock Award shall lapse, except as otherwise provided in the applicable Agreement.

         (b) DEFINITION OF CHANGE IN CONTROL. A "Change in Control" shall mean:

                  (i) APPROVED TRANSACTION. An action of the Board (or, if approval of the Board is not required as a matter of law, the stockholders of the Company) approving (a) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of Common Stock would be converted into cash, securities or other property, other than a Merger, or (b) any sale, lease, exchange, or other transfer (in one transaction or a series of re ate transactions) of all, or substantially all, of the assets of the Company, or (c) the adoption of any plan or proposal for the liquidation or dissolution of the Company;


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                  (ii)     CONTROL PURCHASE. The purchase by any person (as such
         term is defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act), corporation or other entity (other than the Company or any employee benefit plan sponsored by an Employer) of any Common Stock of the Company (or securities convertible into the Company's Common Stock) for cash, securities or any other consideration pursuant to a tender offer or exchange offer, without the prior consent of the Board and, after such purchase, such person shall be the "beneficial owner" (as such term is defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the then outstanding securities of the Company ordinarily (and apart from rights accruing under special circumstances) having the right to vote in the election of directors (calculated as provided in Section (d) of such Rule 13d-3 in the case of rights to acquire the Company's securities);

                  (iii) BOARD CHANGE. A change in the composition of the Board during any period of two consecutive years, such that individuals who at the beginning of such period constitute the entire Board shall cease for any reason to constitute a majority thereof unless the election, or the nomination for election by the Company's stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or

                  (iv) OTHER TRANSACTIONS. The occurrence of such other transactions involving a significant issuance of voting stock or change in the composition of the Board that the Board determines to be a Change in Control for purposes of the Plan.

         The Agreement evidencing Options or Restricted Stock granted under the Plan may contain such provisions limiting the acceleration of the exercisability of options and the acceleration of the vesting of Restricted Stock as provided in this Section as the Committee deems appropriate to ensure that the penalty provisions of Section 4999 of the Code, or any successor thereto in effect at the time of such acceleration, will not apply to any stock, cash or other property received by the holder from the Company.

         (c) CERTAIN BUSINESS COMBINATIONS. (1) With respect to any optionee who is subject to Section 16 of the Exchange Act, (i) notwithstanding the exercise periods set forth in any Agreement to which such optionee is a party, and (ii) notwithstanding the expiration date of the term of such Option, in the event the Company is involved in a business combination which is intended to be treated as a pooling of interests for financial accounting purposes (a "Pooling Transaction") or pursuant to which such optionee receives a substitute Option to purchase securities of any entity, including an entity directly or indirectly acquiring the Company, then


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

each Option (or option in substitution thereof) held by such optionee shall be exercisable to the extent set forth in the Agreement evidencing such Option until and including the latest of (x) the expiration date of the term of the Option or, in the event of such optionee's termination of employment, the last exercise date prescribed by the optionee's Agreement, (y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such optionee may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests; and

         (2) With respect to any holder of an SAR (other than an SAR which may be settled only for cash) who is subject to Section 16 of the Exchange Act,
(i) notwithstanding the exercise periods set forth in any Agreement relating to an SAR held by such individual, and (ii) notwithstanding the expiration date of the term of such SAR, in the event the Company is involved in a Pooling Transaction or pursuant to which such holder receives a substitute SAR relating to any entity, including an entity directly or indirectly acquiring the Company, then each such SAR (or SAR in substitution thereof) held by such holder shall be exercisable to the extent set forth in the Agreement evidencing such SAR until and including the latest of (x) the date set forth pursuant to the optionee's Agreement or the expiration date of the term of such SAR, as the case may be,
(y) the date which is six months and one day after the consummation of such business combination and (z) the date which is ten business days after the date of expiration of any period during which such holder may not dispose of a security issued in the Pooling Transaction in order for the Pooling Transaction to be accounted for as a pooling of interests.

6.9      TERMINATION OF EMPLOYMENT/SERVICE.

         (a) ACCELERATION OF EXERCISABILITY OR VESTING. Notwithstanding any provisions to the contrary in an Agreement, if the employment (or service as a director) of the holder of an Option or Stock Award shall terminate for any reason (including, without limitation, the holder's death, Permanent and Total Disability, retirement (either pursuant to any retirement plan of the Company or any Subsidiary or, in the absence of any such plan, pursuant to the Committee's discretionary determination that such termination of employment shall be treated as retirement for purposes of the Plan), resignation or voluntary termination other than for "Cause" (as defined in subsection (b) hereof) as determined by the Committee in its sole discretion, the Committee may determine the following:

                  (i) Any Restriction Period applicable to any Restricted Stock Award shall be deemed to have expired upon the holder's termination of employment or service as a director, as the case may be, and all Restricted Stock subject to such award shall become vested, and any Cash Award


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

         payable pursuant to the applicable Restricted Stock Award shall be adjusted in such manner as is provided in the Agreement; and

                  (ii) Any Option shall become exercisable in full upon the holder's termination of employment or service as a director, as the case may be.

         (b) TERMINATION BY COMPANY FOR CAUSE. If the employment with an Employer of a holder of a Restricted Stock Award shall terminate for Cause, or a member of the Board shall be removed for Cause, during the Restriction Period, then all Restricted Stock and any Cash Awards shall be forfeited immediately. All Options held by such holder shall immediately terminate. For purposes of this subsection, "Cause" shall have the meaning ascribed thereto in any employment agreement to which such holder is a party or, in the absence thereof, shall include, but not be limited to, insubordination, dishonesty, incompetence, moral turpitude, other misconduct of any kind and the refusal to perform his or her duties and responsibilities for any reason other than illness or incapacity; provided, however, that if such termination occurs within 12 months after a Change in Control (as such term is defined in Section 6.8), termination for Cause shall only mean (i) a felony charge or conviction for fraud, misappropriation, embezzlement, a crime of moral turpitude or any other crime involving activities that could reasonably be deemed to impair a holder's ability to perform his or her employment duties or responsibilities or (ii) a material wrongful act of the holder in performing his or her employment duties or responsibilities for any reason other than illness or incapacity that results in material damage to the Company, which wrongful act was committed after the Change in Control without the concurrence or approval of either the holder's superior or an authorized representative of an entity other than the Company that is a party to a transaction underlying the Change in Control.

         (c) GENERAL. For purposes of the Plan, a leave of absence, unless otherwise determined by the Committee prior to the commencement thereof, shall not be considered a termination of employment. Awards made under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of an Employer.

6.10 NO RIGHT OF PARTICIPATION OR EMPLOYMENT. No person shall have any right to participate in the Plan. Neither the Plan nor any award made hereunder shall confer upon any person any right to continued employment by any Employer (or the continued service as a director) or affect in any manner the right of an Employer or the Company or its stockholders to terminate the employment or service as a director of any person at any time without liability hereunder.

6.11 RIGHTS AS STOCKHOLDER. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such per-


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

son becomes a stockholder of record with respect to such shares of Common Stock or equity security.

6.12 GOVERNMENTAL AND 0THER REGULATIONS. The obligations of the Company with respect to awards under the Plan and related Agreements shall be subject to such rules, regulations and approvals as may be required, including rules, regulations and approvals relating to registration statements under the Securities Act, and those of the New York Stock Exchange. No Option shall be exercisable, no Restriction Period shall expire and no Common Stock shall be delivered under the Plan until the Company has obtained such consent and approval from regulatory bodies (federal, state or self-regulatory organizations) having jurisdiction over such matters as the Committee deems advisable.

6.13 NON-EXCLUSIVITY. The Plan shall not be construed as creating any limitations on the Company or the Committee to adopt such other incentive arrangements as it may deem desirable, including the granting of stock options and the awards of either shares of Common Stock or cash to any individual.

6.14 GOVERNING LAW. The Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.


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